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                                IA CORPORATION I

  COMPUTATION OF NET INCOME (LOSS) PER SHARE APPLICABLE TO COMMON STOCKHOLDERS
                                      AND
                         PRO FORMA NET INCOME PER SHARE

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


                                            THREE MONTHS ENDED
                                                 MARCH 31,
                                        ----------------------------
                                              1997           1996
                                        --------------   -----------
HISTORICAL:
Net income(loss)                           $   850,000   $  (161,000)
Weighted average common shares              11,053,158     5,640,656
 outstanding
Common stock equivalents (using
 treasury stock method)                      1,104,050            --

Common and common stock options issued
 during the twelve month period prior
 to the initial public offering in
 accordance with Staff Accounting                   --       858,641
 Bulletin No. 83 (using the treasury
 stock method)



                                        --------------   -----------
                                            12,157,208     6,499,297
Net income (loss) per share applicable  ==============   ===========
 to common stockholders                    $      0.07   $     (0.02)
                                        ==============   ===========

PRO FORMA:
Net income                                 $   850,000   $   132,000
Historical weighted average shares          12,157,208     6,499,297
 outstanding
Common stock equivalents (using
 treasury stock method)                             --       610,437

Effect of assumed conversion of                     --     2,973,117
 preferred stock
                                        ==============   ===========
                                            12,157,208    10,082,851
                                        ==============   ===========
Pro forma net income per share             $      0.07   $      0.01
                                        ==============   ===========

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